EXHIBIT 99
FOR IMMEDIATE RELEASE	CONTACT:
Thursday April 17, 2008	John A. Ustaszewski
Chief Financial Officer
(740) 657-7000
DCB FINANCIAL CORP ANNOUNCES
FIRST QUARTER 2008 EARNINGS
AND DECLARES REGULAR QUARTERLY DIVIDEND
LEWIS CENTER, Ohio, April 17, 2008 — DCB Financial Corp, (OTC Bulletin Board DCBF) announced net earnings of $1.30 million, or $0.35 per basic and diluted share for the three months ended March 31, 2008, compared to $1.51 million, or $0.40 per basic and diluted share for the same period in 2007.
The Board of Directors declared the regular quarterly dividend of $0.16 per share payable May 15, 2008, to shareholders of record as of April 30, 2008.
President and Chief Executive Officer Jeffrey T. Benton commented, “We are pleased with the first quarter results, given the slowdown in the local economy and the continued challenges of the Columbus investment property loans. Loan balances have been generally stable in our continuing programs, while we have experienced strong growth in our deposit balances. Liquidity has improved. Our non-interest income programs continue to generate improved results. The investment in our new branches to improve our distribution system has increased expenses but our efficiency ratio remains good.”
Net Income
Net income for the three months ended March 31, 2008 totaled $1.30 million, compared to net income of $1.51 million for the same period in 2007. Earnings per share was $0.35 for the three months ended March 31, 2008 compared to $0.40 for the three months ended March 31, 2007. The decrease was mainly attributed to increased salary and benefits expense and general operating expenses on four new branch locations, partially offset by an increase in non-interest income.
Net Interest Income
Net interest income was $5.5 million for both the three months ended March 31, 2008 and for 2007. The Corporation’s net interest margin for the first quarter declined slightly compared to the first quarter 2007, from 3.49% to 3.47%, due to increased cash equivalent balances which earn a lower yield. An added factor was an increase in non-accrual loans during the three months ended March 31, 2008. The Bank has seen deposit growth primarily in products such as time deposits and money market accounts, which generally carry higher costs compared to checking and savings products. The Corporation has been able to reduce its overall borrowings by replacing them with customer deposits.
Noninterest Income
Total noninterest income increased $299 thousand, or 20.2%, for the three months ended March 31, 2008, compared to the same period in 2007. The increase was primarily attributable to the Bank’s partial redemption of its equity interest in Visa Inc.’s initial public offering, which provided a pretax gain of $278 thousand during the first quarter of 2008. Overall, revenues from other services offered by the Bank increased slightly from the prior year’s first quarter.
Noninterest Expense
Total noninterest expense increased $660 thousand, or 15.7%, for the three months ended March 31, 2008, compared to the same period in 2007. The increase was primarily the result of planned staff additions and occupancy expense related to the Corporation’s branch expansion, and the increase in compensation and employee benefits attributable to merit increases.

Analysis of Selected Financial Condition (Dollars in thousands)
The Corporation’s assets totaled $719,065 at March 31, 2008, compared to $680,786 at December 31, 2007, an increase of $38,279, or 5.6%. Federal funds and equivalent sold increased from $16,480 at December 31, 2007 to $46,500 at March 31, 2008. Total securities increased from $89,009 at December 31, 2007 to $99,825 at March 31, 2008. The entire securities investment portfolio is classified as available for sale. Management utilizes this classification to provide the Corporation with the flexibility to move funds into loans as demand warrants. The mortgage-backed securities portfolio, totaling $39,746 at March 31, 2008, provides the Corporation with a constant cash flow stream from principal repayments and interest payments. The Corporation held no structured notes during any period presented. The increase in securities balances is attributed to the shift of excess funds from loans into investments due to slower loan demand and strong deposit growth.
Total loans, including loans held for sale, decreased $3,090, or 0.6%, from $521,571 at December 31, 2007 to $518,481 at March 31, 2008. The decline in loan balances is due to continued loan payoffs and intense competitive pricing, coupled with a significant reduction in the Company’s investment property and indirect auto lending activities. The Bank’s decision to exit the indirect lending market was due to inadequate returns for the risk assumed. Other loan categories in which the Corporation participates, commercial, industrial and consumer financing remained relatively stable or experienced small increases in loans outstanding.
Total deposits increased $51,877, or 10.2%, from $510,874 at December 31, 2007 to $562,751 at March 31, 2008. Deposit growth stems primarily from increased CDARS balances, which provide jumbo deposits increased levels of FDIC insurance coverage. The Bank had approximately $117,000 in CDARS deposits outstanding at March 31, 2008, primarily from public fund customers. Growth of core deposits remains difficult due to the competition’s increased new branch locations. Management intends to continue to develop new products, and to monitor the rate structure of its deposit products to encourage growth of its deposits. Noninterest-bearing deposits decreased $1,962, or 3.7%, while interest bearing deposits increased $53,829, or 11.8% during the quarter ended March 31, 2008. The Corporation utilizes a variety of alternative funding sources due to competitive challenges within its primary market. Total borrowings decreased to $95,163 during the three months ended March 31, 2008, compared to $110,082 at December 31, 2007.
Provision and Allowance for Loan Losses
The provision for loan losses totaled $600 for the three months ended March 31, 2008, compared to $615 for the same period in 2007. DCB maintains an allowance for loan losses at a level to absorb management’s estimate of probable inherent credit losses in its portfolio. The largest percentage of charge-offs during 2008 was attributed to the economic conditions that affected the Columbus investment property and indirect portfolios. Non-accrual loans at March 31, 2008 increased to $11.480 million compared to $10.360 million at December 31, 2007. The majority of non-accrual balances are attributed to loans in the investment real estate sector that were not generating sufficient cash flow to service the debt. In addition, delinquent loans over thirty days from period to period increased to 3.27% at March 31, 2008 from 2.94% at March 31, 2007, and again are mainly attributed to the real estate investment portfolio. Management will continue to focus on activities related to monitoring, collection, and workout of delinquent loans. Management also continues to monitor exposure to industry segments, and believes that the loan portfolio remains adequately diversified.
Net charge-offs for the three months ended March 31, 2008 increased to $1,123, compared to $713 for the three months ended March 31, 2007. Annualized net charge-offs for the three months ended March 31, 2008 were 0.86% compared to 0.52% at March 31, 2007. Delinquent loans over thirty days decreased slightly to 3.27% at March 31, 2008 from 3.31% at December 31, 2007. Management will continue to monitor the credit quality of the lending portfolio and may recognize additional provisions in the future if needed to maintain the allowance for loan losses at an appropriate level. The balance of allowance for loan losses increased to $7,775, or 1.50% of total loans at March 31, 2008, compared to $5,344, or 0.98% of total loans at March 31, 2007.

SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
April 17, 2008 Press Release
DCB FINANCIAL CORP
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	March 31,	December 31,
	2008	2007
	(unaudited)

ASSETS
Cash and due from financial institutions	$14,282	$15,588
Federal funds sold and equivalents	46,500	16,480

Total cash and cash equivalents	60,782	32,068
Securities available for sale	99,825	89,009
Loans held for sale	789	1,078
Loans	517,692	520,493
Less allowance for loan losses	(7,775)	(8,298)

Net loans	509,917	512,195
Real estate owned	1,893	1,406
Investment in FHLB stock	3,670	3,670
Premises and equipment, net	14,863	14,178
Investment in unconsolidated affiliates	1,270	1,270
Bank owned life insurance	15,128	14,963
Accrued interest receivable and other assets	10,928	10,949

Total assets	$719,065	$680,786

LIABILITIES
Deposits
Noninterest-bearing	$51,150	$53,112
Interest-bearing	511,601	457,762

Total deposits	562,751	510,874
Federal funds purchased and other short-term borrowings	4,180	16,596
Federal Home Loan Bank advances	90,983	93,486
Accrued interest payable and other liabilities	3,026	2,762

Total liabilities	660,940	623,718

SHAREHOLDERS’ EQUITY
Common stock, no par value, 7,500,000 shares authorized, 4,273,750 issued	3,780	3,780
Retained earnings	67,389	66,690
Treasury stock, at cost, 556,365 shares	(13,489)	(13,489)
Accumulated other comprehensive income	445	87

Total shareholders’ equity	58,125	57,068

Total liabilities and shareholders’ equity	$719,065	$680,786

DCB FINANCIAL CORP
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2008	2007
Interest and dividend income
Loans	$8,801	$10,051
Taxable securities	885	874
Tax-exempt securities	231	229
Federal funds sold and other	223	65

Total interest income	10,140	11,219

Interest expense
Deposits	3,571	4,724
Borrowings	1,099	1,016

Total interest expense	4,670	5,740

Net interest income	5,470	5,479

Provision for loan losses	600	615

Net interest income after provision for loan losses	4,870	4,864

Noninterest income
Service charges on deposit accounts	611	625
Trust department income	287	249
Net gain on sale of securities	278	—
Net loss on sales of assets	(30)	(7)
Gains on sale of loans	62	88
Treasury management fees	107	116
Data processing servicing fees	178	90
Earnings on bank owned life insurance	165	129
Other	120	189

Total noninterest income	1,778	1,479

Noninterest expense
Salaries and other employee benefits	2,549	2,352
Occupancy and equipment	991	834
Professional services	159	99
Advertising	109	99
Postage, freight and courier	91	76
Supplies	70	64
State franchise taxes	69	158
Other	813	509

Total noninterest expense	4,851	4,191

Income before income taxes	1,797	2,152

Federal income tax expense	499	641

Net income	$1,298	$1,511

Basic and diluted earnings per common share	$0.35	$0.40

Dividends per share	$0.16	$0.14

DCB FINANCIAL CORP
Selected Key Ratios and Other Financial Data
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	3/31/08	3/31/07

Key Financial Information

Net interest income	$5,470	$5,479

Provision for loan losses	$600	$615

Non-interest income	$1,778	$1,479

Non-interest expense	$4,851	$4,191

Net income	$1,298	$1,511

Loan balances (average)	$521,493	$552,862

Deposit balances (average)	$531,947	$513,504

Non-accrual loans	$11,480	$5,044

Loans 90 days past due and accruing	$1,822	$5,609

Basic earnings per common share	$0.35	$0.40

Diluted earnings per common share	$0.35	$0.40

Weighted Average Shares Outstanding (000):
Basic	3,717	3,788
Diluted	3,717	3,796

DCB FINANCIAL CORP
Selected Consolidated Financial Information
(Unaudited)

	Three Months Ended
	3/31/08	3/31/07

Key ratios

Return on average assets	0.75%	0.89%

Return on average shareholders’ equity	9.03%	9.99%

Annualized non-interest expense to average assets	2.79%	2.46%

Efficiency ratio	66.93%	60.23%

Net interest margin (fully taxable equivalent)	3.47%	3.49%

Equity to assets at period end	8.08%	8.75%

Allowance for loan losses as a percentage of period-end loans	1.50%	0.98%

Total allowance for losses on loans to non-accrual loans	67.73%	106%

Net charge-offs (annualized) as a percent of average loans	0.86%	0.52%

Non-accrual loans to total loans (net)	2.25%	0.93%

Delinquent loans (30+ days)	3.27%	2.94%

Business of DCB Financial Corp
DCB Financial Corp (the “Corporation”) is a financial holding company formed under the laws of the State of Ohio. The Corporation is the parent of The Delaware County Bank & Trust Company, (the “Bank”) a state-chartered commercial bank. The Bank conducts business from its main offices at 110 Riverbend Avenue in Lewis Center, Ohio, and through its 19 full-service branch offices located in Delaware County, Ohio and surrounding communities. The Bank provides customary retail and commercial banking services to its customers, including checking and savings accounts, time deposits, IRAs, safe deposit facilities, personal loans, commercial loans, real estate mortgage loans, night depository facilities and trust and personalized wealth management services. The Bank also provides cash management, bond registrar and payment services. The Bank offers data processing services to other financial institutions; however such services are not a significant part of its current operations or revenues.
Application of Critical Accounting Policies
DCB’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America and follow general practices within the financial services industry. The application of these principles requires management to make estimates, assumptions, and judgments that affect the amounts reported in the financial statements and accompanying notes. These estimates, assumptions, and judgments are based on information available as of the date of the financial statements; as this information changes, the financial statements could reflect different estimates, assumptions, and judgments.
The most significant accounting policies followed by the Corporation are presented in Note 1 of the audited consolidated financial statements contained in the Corporation’s 2007 Annual Report to Shareholders. These policies, along with the disclosures presented in the other financial statement notes and in this financial review, provide information on how significant assets and liabilities are valued in the financial statements and how those values are determined.
Forward-Looking Statements
Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to the financial condition and prospects, lending risks, plans for future business development and marketing activities, capital spending and financing sources, capital structure, the effects of regulation and competition, and the prospective business of both the Corporation and its wholly-owned subsidiary The Delaware County Bank & Trust Company (the “Bank”). Where used in this report, the word “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar words and expressions, as they relate to the Corporation or the Bank or their respective management, identify forward-looking statements. Such forward-looking statements reflect the current views of the Corporation and are based on information currently available to the management of the Corporation and the Bank and upon current expectations, estimates, and projections about the Corporation and its industry, management’s belief with respect thereto, and certain assumptions made by management. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: (i) significant increases in competitive pressure in the banking and financial services industries; (ii) changes in the interest rate environment which could reduce anticipated or actual margins; (iii) changes in political conditions or the legislative or regulatory environment; (iv) general economic conditions, either nationally or regionally (especially in central Ohio), becoming less favorable than expected resulting in, among other things, a deterioration in credit quality of assets; (v) changes occurring in business conditions and inflation; (vi) changes in technology; (vii) changes in monetary and tax policies; (viii) changes in the securities markets; and (ix) other risks and uncertainties detailed from time to time in the filings of the Corporation with the Commission.
The Corporation does not undertake, and specifically disclaims any obligation, to publicly revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.